Exhibit 99.1

FOR IMMEDIATE RELEASE

Ultimate Software Reports 76% Recurring Revenue Growth for the Second Quarter

Weston, FL, July 23, 2003 – Ultimate Software (Nasdaq: ULTI) today announced financial results for its second quarter of 2003. For the quarter ended June 30, 2003, total revenues increased 7% to $14.2 million and recurring revenues increased 76% to $7.1 million versus $13.2 million and $4.0 million, respectively, for the same period last year. Services revenues increased 3% to $5.0 million from $4.9 million for the same period last year. Net loss for the second quarter of 2003 was $2.4 million, or ($0.14) per share, compared with $3.8 million, or ($0.24) per share, for the same quarter of 2002.

     “The 76% increase in recurring revenues we achieved in the second quarter coupled with our containment of operating expenses is a strong indicator that we are progressing well with our strategy to build both financial predictability and profitability through recurring services-based modeling,” said Scott Scherr, CEO, president and founder of Ultimate Software.

     “The confidence that investment managers from funds of the stature of Janus Capital Management and Trusco Capital Management have shown by participating in our $11.7 million private placement is further validation of our business plan,” added Scherr.

     Ultimate Software’s financial results teleconference call will be audiocast live at 5:00 p.m. Eastern Time today via World Investor Link at http://www.vcall.com/EventPage.asp?ID=84140 and available for replay at the same Web site address beginning at 9:00 p.m. Eastern Time on Wednesday, July 23, 2003 until October 23, 2003.

     Highlights The following highlights occurred during or after the quarter ended June 30, 2003:

•	Nearly 50% of new customers selected Ultimate Software’s Intersourcing, a service/hosting model of UltiPro priced on a per-employee-per-month basis

•	With the acquisition of the Hireworks assets, Ultimate Software extended its eRecruitment functionality and expanded its market opportunity

•	The Company delivered UltiPro 7.0 ahead of schedule, introducing wireless capabilities, enhancing Internet capabilities, and completing the integration of the Hireworks functionality

•	Gartner placed Ultimate Software in the Leaders quadrant of its Magic Quadrant for U.S. Midmarket HRMS, 2003*

•	Days sales outstanding were at an all-time low of 43 days as of June 30, 2003

•	Ultimate Software sold 2,200,000 newly issued shares of its common stock to Janus Capital Management and Trusco Capital Management in a private placement at a price of $5.30 per share

Forward-Looking Statement

Certain statements in this press release are forward-looking statements within the meaning thereof under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in the Company’s quarterly operating results, concentration of the Company’s product offerings, development risks involved with new products and technologies, competition and other factors disclosed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Ultimate Software

Ultimate Software, a leading provider of Web-based payroll and workforce management solutions, markets award-winning UltiPro as licensed software, as a hosted application through Intersourcing, and as a co-branded offering to Business Service Providers (BSPs) under the “Powered by UltiPro” brand. The Company employs 415 professionals who are united in their commitment to developing trend-setting solutions and delivering quality service. Ultimate Software customers represent diverse industries and include such organizations as The Arizona Diamondbacks/Phoenix Suns, Benihana Restaurants, The Container Store, Elizabeth Arden, Omni Hotels, Ruth’s Chris Steak House and SkyWest Airlines. More information on Ultimate Software’s products and services can be found at www.ultimatesoftware.com.

*Editor’s Note: Magic Quadrant for U.S. Midmarket HRMS, 2003, dated July 15, 2003, by analyst Jim Holincheck

The Magic Quadrant is copyrighted July 2003 by Gartner, Inc. and is reused with permission, which permission should not be deemed to be an endorsement of any company or product depicted in the quadrant. The Magic Quadrant is Gartner, Inc.’s opinion and is an analytical representation of a marketplace at and for a specific time period. It measures vendors against Gartner defined criteria for a marketplace. The positioning of vendors within a Magic Quadrant is based on the complex interplay of many factors. Gartner does not advise enterprises to select only those firms in the “Leaders” quadrant. In some situations, firms in the Visionary, Challenger, or Niche Player quadrants may be the right matches for an enterprise’s requirements. Well-informed vendor selection decisions should rely on more than a Magic Quadrant. Gartner research is intended to be one of many information sources including other published information and direct analyst interaction. Gartner, Inc. expressly disclaims all warranties, express or implied, of fitness of this research for a particular purpose.

UltiPro and Intersourcing are registered trademarks of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact:
Mitchell K. Dauerman
Chief Financial Officer and Investor Relations
Phone: 954-331-7369
Email: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,

	2003	2002	2003	2002

Revenues, net:
License	$2,064	$4,299	$3,277	$5,694
Recurring	7,114	4,042	13,974	7,975
Services	5,043	4,904	11,371	10,531

Total revenues, net	14,221	13,245	28,622	24,200

Cost of revenues:
License	237	383	480	523
Recurring	2,275	1,965	4,568	3,915
Services	4,057	4,295	8,492	8,853

Total cost of revenues	6,569	6,643	13,540	13,291

Operating expenses:
Sales and marketing	4,209	4,497	8,297	9,035
Research and development	4,527	4,335	8,856	8,666
General and administrative	1,293	1,566	2,909	2,695

Total operating expenses	10,029	10,398	20,062	20,396

Operating loss	(2,377)	(3,796)	(4,980)	(9,487)
Interest expense	(75)	(79)	(128)	(151)
Interest and other income	16	49	36	89

Net loss	$(2,436)	$(3,826)	$(5,072)	$(9,549)

Net loss per share – basic and diluted	$(0.14)	$(0.24)	$(0.30)	$(0.60)

Weighted average shares outstanding:
Basic and diluted	17,517	15,907	17,120	15,896

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	As of	As of
	June 30,	December 31,
	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$8,077	$8,974
Accounts receivable, net	6,675	10,381
Prepaid expenses and other current assets	1,604	1,273

Total current assets	16,356	20,628
Property and equipment, net	6,131	7,233
Capitalized software, net	1,993	2,753
Other assets, net	1,242	529

Total assets	$25,722	$31,143

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,363	$2,693
Accrued expenses	4,156	5,529
Current portion of deferred revenue	20,644	20,874
Current portion of capital lease obligations	539	767
Current portion of long term debt	1,098	501

Total current liabilities	27,800	30,364
Deferred revenue, net of current portion	3,339	6,941
Capital lease obligations, net of current portion	100	361
Long term debt, net of current portion	—	845

Total liabilities	31,239	38,511

Stockholders’ deficit:
Preferred Stock, $.01 par value	—	—
Series A Junior Participating Preferred Stock, $.01 par value	—	—
Common Stock, $.01 par value	185	168
Additional paid-in capital	75,508	68,602
Accumulated deficit	(80,156)	(75,084)

Treasury Stock, at cost	(1,054)	(1,054)

Total stockholders’ deficit	(5,517)	(7,368)

Total liabilities and stockholders’ deficit	$25,722	$31,143